UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2009
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 1, 2009, Triple-S Management Corporation (the “Company”) and Triple-S Salud, Inc. (“Triple-S Salud”), its managed care subsidiary, obtained the licensing rights to the Blue Cross brand in Puerto Rico from the Blue Cross Blue Shield Association (“BCBSA”) pursuant to license agreements with BCBSA. According to the license agreements, the Company and Triple-S Salud acquired the right to sell, market and administer health care plans and related services under the Blue Cross brand in Puerto Rico. The license agreements became effective upon the closing of the acquisition by Triple-S Salud of certain managed care assets of La Cruz Azul de Puerto Rico, Inc. (“LCA”) in Puerto Rico and the U.S. Virgin Islands on such date. The foregoing description of the license agreements is qualified in its entirety by the complete text of the Blue Cross License Agreement and the Blue Cross Controlled Affiliate License Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference in their entirety.
Item 8.01. Other Matters
     On July 1, 2009, the Company issued a press release announcing the closing of the transaction by which Triple-S Salud acquired certain managed care assets of LCA and the receipt by the Company and Triple-S Salud of the licensing rights to the Blue Cross brand in Puerto Rico and the Blue Cross Blue Shield brands in the U.S. Virgin Islands. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits
     The following exhibits are being furnished with this report:

Exhibit 10.1	Blue Cross License Agreement by and between Blue Cross Blue Shield Association and the Company, including revisions, if any, adopted by the Member Plans through the March 19, 2009 meeting.

Exhibit 10.2
Blue Cross Controlled Affiliate License Agreement by and among Blue Cross Blue Shield Association, Triple-S Salud, Inc. and the Company, including revisions, if any, adopted by the Member Plans through the March 19, 2009 meeting.

Exhibit 99.1	Press Release of Triple-S Management Corporation, dated July 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
Date: July 8, 2009	By:	/s/ Ramón M. Ruiz-Comas
		Name:	Ramón M. Ruiz-Comas
		Title:	President & Chief Executive Officer